January 16, 2018

VIA ELECTRONIC AND U.S. MAIL

Command Center, Inc.
3609 S. Wadsworth Blvd
Suite 250
Lakewood, CO 80235

Attn: Bubba Sanford, Chief Executive Officer
Ron Junck, General Counsel

RE: Resignation from CCNI's Board of Directors

Dear Mr. Sanford and Mr. Junck:

I hereby tender my resignation from the Board of Directors of Command Center, Inc. ("CCNI"). My resignation is for personal reasons and not due to any disagreement with either the Board of Directors or CCNI's management on any matter relating to CCNI's operations, policies or practices.

My resignation shall be effective as of 3 pm, central time, on Tuesday, January 16, 2018.

Respectfully,

John D. Stewart